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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 6, 2000

                         LITHIUM TECHNOLOGY CORPORATION
        (Exact Name of Small Business Issuer as Specified in Its Charter)


          Delaware                         1-10446         13-3411148
----------------------------             -----------       ----------
State or Other Jurisdiction              Commission        IRS Employer
of Incorporation or Organization         File Number       Identification No.

                  5115 Campus Drive, Plymouth Meeting, PA 19462
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                 Address of Principal Executive Offices Zip Code

       Registrant's telephone number, including area code: (610) 940-6090
                                                           --------------


           -----------------------------------------------------------
           Former name or former address, if changed since last report


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Item 5. Other Events.

On June 6, 2000, Lithium Technology Corporation ("LTC") and Pacific Lithium Limited ("PLL") agreed to amend certain provisions of the Merger Agreement between LTC and PLL. The amendment to the Merger Agreement provides for the initial public offering of Ilion Technology Corporation, the successor to PLL, (the "Ilion IPO") to be completed prior to, rather than contemporaneously with, the merger, with the LTC shareholder meeting to be held as soon as practicable after completion of the Ilion IPO and amends certain provisions relating to the timing of such events and certain closing and termination provisions.

Dr. George Ferment, the President, Chief Operating Officer, Chief Technology Officer and a director of LTC, resigned from LTC effective May 31, 2000, and will continue to provide consulting services to LTC.

On June 15, 2000, the LTC stockholders approved the increase in the number of shares of LTC's common stock to 125,000,000.

Item 7. Exhibits.

2.5 Form of Amendment No. 3 to Agreement and Plan of Merger dated June 6, 2000 between LTC and Pacific Lithium Limited.


99.3     Press Release, dated June 13, 2000.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      LITHIUM TECHNOLOGY CORPORATION


                                      By: /s/ David J. Cade
                                         -------------------------------
                                          David J. Cade
                                          Chairman and Chief Executive Officer

Date: June 23, 2000